Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
AMBER Ready, Inc.
Rockaway, New Jersey

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated December 15, 2009 relating to the audit of the consolidated financial statements as of December 31, 2008 and 2007 and for the years then ended.  We also consent to the reference to us as experts in accounting and auditing under the heading "Experts" in this Prospectus.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
December 17, 2009